Filed Pursuant to Rule 424(b)(3)
File Number 333-152249

PROSPECTUS SUPPLEMENT NO. 1

Prospectus Supplement No. 1 dated December 9, 2008
to Prospectus declared
effective on October 23, 2008
(Registration No. 333-152249)

ENERGYCONNECT GROUP, INC.

This Prospectus Supplement No. 1 supplements our Prospectus dated October 23, 2008.  The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus.  We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.  You should read this Prospectus Supplement No. 1 together with the Prospectus.

On September 24, 2008, the stockholders of Microfield Group, Inc. (the “Company”) voted to change the name of the Company to EnergyConnect Group, Inc.

Our common stock is listed on the OTC Bulletin Board under the symbol “ECNG.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is December 9, 2008.